UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

The Trade Desk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37879	27-1887399

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 N. Chestnut Street

Ventura, California 93001
(Address of principal executive offices) (Zip Code)

(805) 585-3434
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2019, The Trade Desk, Inc. (the “Company”) announced that Paul E. Ross, the Company’s Chief Financial Officer, will retire as Chief Financial Officer, on December 16, 2019. Mr. Ross will remain an employee of the Company for a period of time to assist with the transition.

Blake Grayson, age 46, will succeed Mr. Ross as the Company’s new Chief Financial Officer on December 16, 2019.

Mr. Grayson will be joining the Company from Amazon.com, where he has worked since 2009 and served in a number of positions. Most recently Mr. Grayson was Vice President, Finance, for the International Consumer business, serving since April 2018 as the head of finance for businesses in the UK, Germany, France, Italy, Spain, Turkey, India, Japan, China, Australia, Brazil, Middle East, and Singapore, as well as worldwide finance teams for Automated Marketing, Kindle Content/Books and Global Payments.  Prior to that, Mr. Grayson was Vice President, Finance for Amazon Marketplace between April 2015 and April 2018 and Finance Director, North America Retail (Consumables, Amazon Fresh, and Global Payments) from March 2013 to April 2015.  Prior to his employment with Amazon, from June 2003 to February 2009, Mr. Grayson worked for Washington Mutual/JP Morgan Chase leading payments finance and financial planning and analysis functions, and previously worked in the wireless and financial services industries.  Mr. Grayson graduated with a B.A. (Phi Beta Kappa) from the University of Washington and has an M.B.A. (with honors) from the University of Southern California.

There are no arrangements or understandings between Mr. Grayson and any other persons pursuant to which he was appointed as the Chief Financial Officer of the Company. There are no family relationships between Mr. Grayson and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Grayson pursuant to Item 404(a) of Regulation S-K.

The Company also entered into an offer letter, an employment agreement, and its standard form of indemnification agreement with Mr. Grayson. The employment agreement with Mr. Grayson provides for, among other things, (i) a base salary of $500,000, (ii) an initial target annual bonus of $500,000, (iii) a signing bonus of $500,000, (iv) relocation reimbursement of up to $100,000, and (v) a grant of stock and options valued at $7,500,000.

The foregoing summary of the offer letter and employment agreement does not purport to be complete and is qualified in its entirety by the full text of the offer letter and employment agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

A copy of the press release announcing the Chief Financial Officer transition is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated October 29, 2019, by and between the Company and Blake Grayson.
10.2	Employment Agreement, dated October 29, 2019, by and between the Company and Blake Grayson.
99.1	Press release issued by The Trade Desk, Inc. dated November 12, 2019.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC.

Date: November 15, 2019	By:	/s/ Paul E. Ross
	Name:	Paul E. Ross
	Title:	Chief Financial Officer